Exhibit 10.9

Non-Employee Director Compensation Policy

(Effective January 6, 2017)

Annual Cash Retainer:	$75,000 ($125,000 for Non-Executive Chairman)

Meeting Attendance Fees:	Upon a Committee of the Board of Directors or the Board of Directors meeting more than ten times in one calendar year, the Board of Directors may, in its discretion, award an additional $1,000 per Committee meeting after the initial ten meetings and $1,500 per Board of Directors meeting after the initial ten meetings, as applicable

Committee Annual Cash Fees (Chair):	Audit: $25,000
Compensation: $25,000
Governance: $10,000

Committee Annual Cash Fees (Non-Chair):	Audit: $12,500
Compensation: $12,500
Governance: $5,000

Annual Restricted Stock Unit Award:	$130,000 of restricted stock units ($175,000 for Non-Executive Chairman)
one-half vests immediately; one-half vests in one year from the date of grant

Initial Restricted Stock Unit Award:	$200,000 of restricted stock units ($300,000 for Non-Executive Chairman)
Vests one-third on each December 31 following the date of grant or upon a change of control